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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                SEPTEMBER 8, 2000

                                 Date of Report
                        (Date of earliest event reported)



                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------

               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                         0-022962                      22-3178468
            --------                         --------                      ----------
 (State or Other Jurisdiction of     (Commission File Number)     (IRS Employer Identification No.)
         Incorporation)

              9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338
              ----------------------------------------------------
              (Address of Principal Executive Offices)  (ZIP Code)

       Registrant's telephone number, including area code: (301) 309-8504
                                                                 --------



          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On September 8, 2000, Human Genome Sciences and Principia Pharmaceutical Corporation entered into an Agreement and Plan of Reorganization dated September 8, 2000, pursuant to which PCCA Inc., a wholly-owned subsidiary of Human Genome Sciences, merged with and into Principia. This transaction closed on September 8, 2000.

     Under the terms of the agreement, all outstanding shares of Principia capital stock and all outstanding Principia stock options and warrants were exchanged for approximately $120 million of Human Genome Sciences common stock, based on a 20-day average price. Human Genome Sciences has agreed to register the resale of the HGS shares and the issuance of HGS shares pursuant to stock options. Upon the closing of the transaction, Principia became a wholly-owned subsidiary of Human Genome Sciences.

     The acquisition is being accounted for using the purchase method of accounting and is valued for accounting purposes at approximately $135 million. Human Genome Sciences expects to incur a significant one-time charge for purchased in-process research and development expenses relating to the transaction. Any remaining excess purchase price will be allocated to goodwill and other identified intangibles and amortized over the estimated useful life of the assets.

     Principia expects to use its recombinant albumin fusion technology to provide longer acting forms of many important proteins used in the treatment of disease. This technology genetically fuses a protein to albumin, a very abundant, natural and long-lived protein in the blood. When albumin is fused to a therapeutically active protein, the active protein is expected to have the longer circulating life of albumin. Prolonging the activity of the therapeutic protein in this manner may offer a reduced dosing frequency and could lead to reduced side effects in patients. Using this technology, Principia expects to develop safer, more effective and more convenient protein therapeutics and biopharmaceuticals for serious chronic diseases.

ITEM 5.   OTHER EVENTS.

     On September 18, 2000, Human Genome Sciences announced that its Board of Directors approved a two-for-one stock split of HGS' common stock, payable in the form of a stock dividend. The stock dividend will be payable on October 5, 2000 to holders of record as of the close of business on September 28, 2000. Human Genome Sciences has approximately 56 million shares of common stock. outstanding. After the stock split, this number will double to approximately 112 million shares of common stock.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) The financial statements of Principia will be filed by amendment not later than 60 days from the date hereof.

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          (b)  The pro forma financial information of the combined company will be filed by amendment not later than 60 days from the date hereof.

          (c)  Exhibits.

          2.1 Agreement and Plan of Reorganization dated September 8, 2000 by and among Human Genome Sciences, Inc., PCCA, Inc., Principia Pharmaceutical Corporation and the stockholders of Principia Pharmaceutical Corporation.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HUMAN GENOME SCIENCES, INC.

Date: September 21, 2000                  By:  /s/ Steven C. Mayer
                                               ---------------------------------
                                               Steven C. Mayer
                                               Senior Vice President and Chief
                                                Financial Officer




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                                 EXHIBIT INDEX


Exhibit Number      Description

      2.1           Agreement and Plan of Reorganization dated September 8,
                    2000 by and among Human Genome Sciences, Inc., PCCA, Inc., Principia Pharmaceutical Corporation and the stockholders of Principia Pharmaceutical Corporation.